UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023 (May 11, 2023)

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

ATI Inc. (the “Company”) held its Annual Meeting of Stockholders on May 11, 2023. As disclosed in the Company’s proxy materials for the Annual Meeting, the following proposals were considered and voted upon at the Annual Meeting: (1) the election of three directors for three-year terms expiring in 2026; (2) an advisory vote regarding the frequency by which the company should seek an advisory vote regarding the compensation paid to the Company’s named executive officers; (3) an advisory vote regarding the compensation paid to the Company’s named executive officers in 2022; and (4) ratification of the appointment of Ernst & Young LLP (“E&Y”) as independent auditors for the Company’s fiscal year ending December 31, 2023. Voting results for each such matter are provided below.

1.	Election of three Directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
J. Brett Harvey	109,161,643	2,458,155	8,209,186
James C. Diggs	99,322,462	12,297,336	8,209,186
David J. Morehouse	110,400,750	1,219,048	8,209,186

2.	Advisory vote regarding the frequency of the Company’s advisory vote regarding executive compensation.

1 YR	2 YRS	3 YRS	ABSTAIN	BROKER NON-VOTES
108,474,864	121,902	2,844,261	178,771	8,209,186

3.	Advisory vote to approve the 2022 compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
110,472,902	952,966	193,930	8,209,186

4.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2023

FOR	AGAINST	ABSTAIN
118,476,621	1,238,696	113,666

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, Chief Legal and Compliance Officer

Dated: May 15, 2023